EXHIBIT 21

                  MINNESOTA MINING AND MANUFACTURING COMPANY
                        AND CONSOLIDATED SUBSIDIARIES

                           PARENT AND SUBSIDIARIES


                                                               Percentage of
                                                             Voting Securities
                                          Organized Under    Beneficially Owned
Name of Company                           Laws of            by Registrant

Registrant:
Minnesota Mining and Manufacturing Company    Delaware

Consolidated subsidiaries of the registrant:
  Eastern Heights Bank                        Minnesota              99
  Media Networks, Inc.                        Delaware              100
  National Advertising Company                Delaware              100
  3M Unitek Corporation                       California            100
  3M Argentina S.A.C.I.F.I.A.                 Argentina             100
  3M Australia Pty. Limited                   Australia             100
  3M Oesterreich GmbH                         Austria               100
  3M Belgium S.A./N.V.                        Belgium               100
  Seaside Insurance Limited                   Bermuda               100
  3M do Brasil Limitada                       Brazil                100
  3M Canada Limited                           Canada                100
  3M A/S                                      Denmark               100
  Suomen 3M Oy                                Finland               100
  3M France, S.A.                             France                100
  3M Deutschland GmbH                         Germany               100
  3M Hong Kong Limited                        Hong Kong             100
  3M Italia Finanziaria S.p.A.                Italy                 100
  Sumitomo 3M Limited                         Japan                  50
  3M Health Care Limited                      Japan                  75
  3M Korea Limited                            Korea                  60
  3M Mexico, S.A. de C.V.                     Mexico                100
  Distribution Services International B.V.    Netherlands           100
  3M Nederland B.V.                           Netherlands           100
  3M (New Zealand) Limited                    New Zealand           100
  3M Norge A/S                                Norway                100
  3M Puerto Rico, Inc.                        Puerto Rico           100
  3M Singapore Private Limited                Singapore             100
  3M South Africa (Proprietary) Limited       South Africa          100
  3M Espana, S.A.                             Spain                 100
  3M Svenska AB                               Sweden                100
  3M (East) A.G.                              Switzerland           100
  3M (Schweiz) A.G.                           Switzerland           100
  3M Taiwan Limited                           Taiwan                100
  3M Thailand Limited                         Thailand              100
  3M United Kingdom Holdings P.L.C.           United Kingdom        100
  3M Venezuela, S.A.                          Venezuela             100

NOTE:   Subsidiary  companies  excluded  from  the  above  listing,   if
considered   in  the  aggregate,  would  not  constitute  a  significant subsidiary.